State Bank Financial Corporation 4th Quarter 2012 Earnings Presentation Joe Evans - Chairman and CEO Tom Callicutt - Executive Vice President and CFO Kim Childers - Vice Chairman and Executive Risk Officer January 30, 2013

2 Cautionary Note Regarding Forward-Looking Statements Certain statements contained in this earnings deck that are not statements of historical fact may constitute forward-looking statements. These forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “would,” “could,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan” and “estimate,” as well as similar expressions. These forward-looking statements include statements related to our projected growth, anticipated future financial performance, and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, or business and growth strategies, including anticipated internal growth and plans to establish or acquire banks or the assets of failed banks. These forward-looking statements involve significant risks and uncertainties that could cause our actual results to differ materially from those anticipated in such statements. Potential risks and uncertainties include the following: • general economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a continued deterioration in credit quality, a further reduction in demand for credit and a further decline in real estate values; • the general decline in the real estate and lending markets, particularly in our market areas, may continue to negatively affect our financial results; • our ability to raise additional capital may be impaired if current levels of market disruption and volatility continue or worsen; • we may be unable to collect reimbursements on losses that we incur on our assets covered under loss share agreements with the FDIC as we anticipate; • costs or difficulties related to the integration of the banks we acquired or may acquire from the FDIC as receiver may be greater than expected; • restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; • legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us; • competitive pressures among depository and other financial institutions may increase significantly; • changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; • other financial institutions have greater financial resources and may be able to develop or acquire products that enable them to compete more successfully than we can; • our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; • adverse changes may occur in the bond and equity markets; • war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; • economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and • we will or may continue to face the risk factors discussed from time to time in the periodic reports we file with the SEC. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2011, as well as Part II, Item 1A, Risk Factors, in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, for a description of some of the important factors that may affect actual outcomes.

Results Summary

Absolutely.℠

- 4Q12 net income was $9.3mm, up from $3.4mm in 3Q12 due largely to higher accretion income on covered loans and lower amortization of the FDIC receivable
- Noncovered loans grew $48.2mm to $985.5mm and now represent more than 2/3 of total gross loans
- Noninterest-bearing deposits increased to 18% of total deposits, helping drive cost of funds down to 39 bps

Income Statement Highlights (dollars in thousands, except per share data)	4Q12	3Q12	4Q11	FY 2012	FY 2011
Total interest income on invested funds	$2,611	$2,862	$3,154	$11,505	$11,539
Interest income on noncovered loans, including fees	14,993	14,679	12,486	55,228	38,495
Accretion income on covered loans	26,276	18,893	29,408	100,850	116,967
Total interest expense	2,096	2,235	3,595	9,749	21,773
Net interest income	41,784	34,199	41,453	157,834	145,228
Provision for loan losses (noncovered loans)	325	1,050	2,868	5,035	6,482
Provision for loan losses (covered loans)	3,021	5,441	16,768	10,081	20,034
Net interest income after provision for loan losses	38,438	27,708	21,817	142,718	118,712
Accretion (amortization) of FDIC Receivable	(4,199)	(6,291)	122	(21,508)	10,257
Other fee income	4,674	3,037	18,661	13,708	31,114
Total noninterest income	475	(3,254)	18,783	(7,800)	41,371
Total noninterest expense	24,782	19,835	27,227	90,256	93,549
Income before income taxes	14,131	4,619	13,373	44,662	66,534
Income tax expense	4,790	1,261	4,284	15,794	23,528
Net income	$9,341	$3,358	$9,089	$28,868	$43,006
Diluted earnings per share	.28	.10	.28	.88	1.32

Balance Sheet Highlights (period-end balances)	4Q12	3Q12	4Q11
Noncovered loans	$985,502	$937,331	$701,029
Total assets	2,684,803	2,643,744	2,776,334
Noninterest-bearing deposits	387,450	367,762	297,188
Total deposits	2,148,436	2,124,298	2,298,465
Shareholders' equity	436,342	428,198	397,288

Note: Consolidated financial results for 2012 contained throughout this presentation are unaudited

STATE BANK
Financial Corporation

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4 Financial Results: Revenue ( $   i n   t h o u s a n d s )  Interest income volatility driven by  accretion, which was up $7.4mm from  3Q12 due to more early payoffs and a gain  from a loan pool close out in 4Q12  Interest income on noncovered loans was  up 2% from 3Q12 and 20% from 4Q11 ( $   i n   t h o u s a n d s )  Amortization of FDIC receivable negatively  impacted noninterest income in 4Q12 by  $4.2mm  Other fee income of $4.7mm in 4Q12  increased from $3.0mm in 3Q12 due to the  Altera acquisition, higher mortgage banking  income, higher deposit service charges, and  gains on FHLB stock redemptions and sale  of investment securities 0 10,000 20,000 30,000 40,000 50,000 60,000 4Q11 1Q12 2Q12 3Q12 4Q12 Interest Income Interest Income Accretion ‐10,000 ‐5,000 0 5,000 10,000 15,000 20,000 25,000 4Q11 1Q12 2Q12 3Q12 4Q12 Noninterest Income Gain on Acquisitions Other Fee Income Accretion/Ammortization of FDIC Receivable

5 Financial Results: Expense ( $   i n   t h o u s a n d s )  Total noninterest expense declined 9% from  4Q11, but increased from last quarter  Drivers of linked‐quarter increase include:  Acquisition of Altera Payroll  The strategic decision to increase staffing  in Risk, Audit, and Compliance  An incentive accrual reversal in 3Q12  Net OREO gains in 3Q12 of $484  thousand compared to losses of $928  thousand in 4Q12 E f f i c i e n c y   R a t i o N IE / A vg. A ssets  Efficiency ratio improvement in 4Q12 was  driven solely by higher revenue  Noninterest expense as a percent of  average assets rose to 3.72%, but is down  from 3.78% at 4Q11%% ‐5,000 0 5,000 10,000 15,000 20,000 25,000 30,000 4Q11 1Q12 2Q12 3Q12 4Q12 Noninterest Expense Salary & Employee Benefits Other Noninterest Expense OREO Costs 1.5 2.0 2.5 3.0 3.5 4.0 0 10 20 30 40 50 60 70 80 4Q11 1Q12 2Q12 3Q12 4Q12 Expense Metrics Efficiency Ratio NIE / Avg. Assets

6 Financial Results: Yields and Cost of Funds  Yield on total earning assets of 8.14% was  up 140 bps from 3Q12, primarily driven by  higher accretion  Yield on noncovered loans of 6.24% was  down 24 bps in the quarter due to  competitive pricing pressure as well as  maturity and repayment of higher‐yielding  noncovered loans %  The transformation of our balance sheet  continues to benefit our cost of funds,  which improved 2 bps from 3Q12  4Q12 marks the 10th consecutive quarterly  decline in cost of funds 1.62% 1.82% 1.71% 1.41% 1.24% 1.12% .79% .60% .52% .47% .41% .39% 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 Cost of Funds 0 5 10 15 20 25 4Q11 1Q12 2Q12 3Q12 4Q12 Yields Total Earning Assets Covered Loans Noncovered Loans

7  DDAs have increased over 95% since 1Q10,  reflecting our focus on relationship banking  and payments expertise  Higher cost deposits have been intentionally  managed down, as CDs have declined from  over 36% to now less than 22% of total  deposits Total Deposits: $2.2B Financial Results: Balance Sheet Evolution  Noncovered  or “organic” loan growth of  5.1% in 4Q12 and 40.6% during 2012,  equating to $284.5mm in loan growth for  full‐year 2012  Noncovered loans total nearly $1B and  comprise 68% of total gross loans, up from  46% at the end of 2011 Deposit Mix Total Deposits: $2.1B 1Q10 4Q12 8.5% 11.3% 43.9% 36.3% DDA NOW Savings & MM CDs 18.0% 16.6% 44.2% 21.2% ( $   i n   m i l l i o n s ) 78 154 221 343 413 546 650 701 803 881 937 986 1,036 979 957 935 891 814 770 812 744 687 553 475 0 200 400 600 800 1,000 1,200 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 Loan Portfolio Noncovered Covered

8 Credit: Charge-offs and Provision ( $   i n   t h o u s a n d s )  $325 thousand loan loss provision for  noncovered loans in 4Q12, in line with  historically low noncovered charge‐offs ( $   i n   t h o u s a n d s )  4Q12 had net recoveries on noncovered  assets  Annualized YTD net charge‐offs to average  noncovered loans remain low at just 6 bps 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4Q11 1Q12 2Q12 3Q12 4Q12 Noncovered Loan Loss Provision (200) 0 200 400 600 800 1,000 4Q11 1Q12 2Q12 3Q12 4Q12 Noncovered Charge‐offs

9 Credit: Allowance and Credit Ratios  NPLs to total noncovered loans at 49 bps        in 4Q12  Noncovered allowance to noncovered loans  is 1.49%, which is 3.1x noncovered NPLs % ( $   i n   t h o u s a n d s )  Allowance for noncovered loans increased  slightly to $14.7mm 0 4,000 8,000 12,000 16,000 20,000 4Q11 1Q12 2Q12 3Q12 4Q12 Noncovered Allowance 0.0 0.5 1.0 1.5 2.0 4Q11 1Q12 2Q12 3Q12 4Q12 Noncovered Credit Ratios Noncovered NPLs to Total Noncovered Loans Noncovered ALL to Noncovered Loans

10 Credit: Covered Loans and Provision  Carrying value on covered loans represents  a 58% discount to the contractual balance  The indemnification asset of $269mm is  specifically related to covered loans and  excludes the indemnification asset related  to covered OREO and receivables from the  FDIC ( $   i n   t h o u s a n d s )  $3.0mm loan loss provision for covered  loans in 4Q12 as a result of impairments  centered in residential loan pools and  re‐estimation of cash flows of certain  specific reviewed loans (5,000) 0 5,000 10,000 15,000 20,000 4Q11 1Q12 2Q12 3Q12 4Q12 Net Covered Loan Loss Provision ( $   i n   m i l l i o n s ) 1,124  923  507  293  994  800  419  269  0 200 400 600 800 1,000 1,200 Contractual Balance FDIC Certificate Balance Carrying Value Indemnification Asset Covered Loan Portfolio 3Q12 4Q12

11 Credit: OREO ( $   i n   t h o u s a n d s )  OREO balances decreased 21% in the quarter  and 46% year‐over‐year to $46.2mm  97.6% of OREO balances are covered  OREO sales have averaged over $22mm per  quarter over the past year  OREO sales outpaced new inflows by nearly  $20mm in 2012 ( $   i n   t h o u s a n d s ) 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 100,000 4Q11 1Q12 2Q12 3Q12 4Q12 OREO Balances 0 5,000 10,000 15,000 20,000 25,000 30,000 4Q11 1Q12 2Q12 3Q12 4Q12 OREO Sales Activity

12 Well Positioned Franchise Efficient Network in  Attractive Markets Special Asset Expertise Mitigated Credit Risk Balance Sheet Strength Management Depth  Scalable core banking operations in attractive markets  A highly effective problem asset resolution business   Capital levels to support organic and opportunistic growth  Team with a track record of successful integrations and building long‐term  shareholder value  Credit risk mitigated by covered assets and timing of when noncovered assets were  generated (commencing July 2009) Payments Expertise  Treasury services / cash management capabilities to drive core deposit growth